                                 AEP INDUSTRIES INC.
                                 125 PHILLIPS AVENUE
                             SOUTH HACKENSACK, NJ  07606


                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD APRIL 9, 1996


                                                               February 28, 1996


TO THE HOLDERS OF COMMON STOCK OF AEP INDUSTRIES INC.:

Notice is hereby given that the Annual Meeting of Stockholders of AEP Industries Inc. will be held at the Sheraton Hasbrouck Heights Hotel, 650 Terrace Avenue, Hasbrouck Heights, New Jersey, on Tuesday, April 9, 1996, at 10:00 A.M. local time for the following purposes as more fully described in the accompanying Proxy Statement:

     1. To elect two Class A directors of the Company for the ensuing three year period (Page 1).

     2. To consider and take action upon a proposal to ratify the Board of Director's selection of Arthur Andersen LLP to serve as the Company's independent auditors for the fiscal year ending October 31, 1996 (Page 10 ).

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The close of business on February 16, 1996, has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. A list of stockholders entitled to vote at the meeting may be examined at the Company's executive office located in South Hackensack, New Jersey, during the ten-day period preceding the meeting.

You are cordially invited to attend the meeting in person. If you do not expect to be present, please sign and date the enclosed form of Proxy and return it by mail in the envelope provided. No postage is required if mailed in the United States.

                                        By Order of the Board of Directors,






                                        Lawrence R. Noll
                                        Vice President - Finance and Secretary





PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION BY RETURNING YOUR PROXY CARD PROMPTLY.

                                 AEP INDUSTRIES INC.
                                 125 PHILLIPS AVENUE
                             SOUTH HACKENSACK, NJ  07606

                                   PROXY STATEMENT
                          FOR ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD APRIL 9, 1996

This Proxy Statement is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of AEP Industries Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on April 9, 1996, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). It will be mailed commencing on or about February 28, 1996, to the persons entitled to receive the Notice.

Any Proxy may be revoked at any time before it is exercised by personally appearing at the Meeting and casting a contrary vote or by giving a later dated Proxy.

At the close of business on February 16, 1996, the record date for holders entitled to notice and to vote at the Meeting, the Company had outstanding 4,813,165 shares of Common Stock, $.01 par value ("Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than Common Stock.

At February 16, 1996, Mr. J. Brendan Barba, Chairman of the Board, President and Chief Executive Officer and Class C Director of the Company and members of his immediate family, and David J. McFarland, Mr. Barba's uncle, together owned approximately 38% of the outstanding Common Stock of the Company. To the Company's knowledge, Mr. Barba and members of his family and Mr. McFarland will vote their shares of Common Stock in favor of each of the proposals to be presented at the Meeting.

The Company's executive office is located at 125 Phillips Avenue, South Hackensack, New Jersey 07606.

ITEM NO. 1.

                                ELECTION OF DIRECTORS

Two directors, denominated as Class A Directors, are to be elected at this Annual Meeting of Stockholders. This is in accordance with the Company's Certificate of Incorporation, which provides for the division of the Board of Directors into three classes with the term for the Class A Directors expiring at the Annual Meeting of Stockholders to be held on April 9, 1996. Class B and Class C Directors will be elected at the Annual Meetings to be held in 1997 and 1998, respectively. After the expiration of the respective terms of each class, the stockholders will elect Directors in each such class to serve for terms of three years.

The Company's Certificate of Incorporation provides that the Company's Board shall consist of three classes, each class to be as nearly equal as possible to one-third of the total number of Directors. The Company currently has six Directors.

The nominees to be Class A Directors are Kenneth Avia and Paul E. Gelbard. Each Class A Director will serve for three years or until a successor shall have been chosen and qualified. It is the intention of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented in favor of the nominees listed in the following table, unless otherwise instructed in such Proxy. In case a nominee is unable or declines to serve, such persons reserve the right to vote the shares of Common Stock represented by such Proxy for another person duly nominated by the Board of Directors in such nominee's stead. The Board of Directors has no reason to believe that the named nominees will be unable or will decline to serve.

The nominees are presently serving as Class A Directors of the Company. Certain information concerning the nominees for election and the other Directors of the Company is set forth below. Such information was furnished by them to the Company.

NOMINEES FOR ELECTION
---------------------
Name and Certain              Shares of Common Stock Beneficially     Percent
Biographical Information      Owned as of January 31, 1996 (a)        Of Class
------------------------      -----------------------------------     --------
KENNETH AVIA                               80,200(b)                    1.7%
(Class A Director)
age 53; Executive Vice
President of CES/NaBANCO
(a credit card servicing
company) since 1995, Senior
Vice President of CES since
1993; Divisional Vice President
of Automatic Data Processing,
Inc. from 1984 to 1993;
Directorof the Company since 1980.

PAUL E. GELBARD                             2,450(c)                     (d)
(Class A Director)
age 65; Partner, Bachner, Tally,
Polevoy & Misher LLP (Attorneys)
since 1974; Director of
the Company since 1991.

DIRECTORS WHOSE TERM OF OFFICE
WILL CONTINUE AFTER THE MEETING
-------------------------------

ROBERT W. CRON                             36,296(e)(f)(g)               (d)
(Class B Director)
age 48; Executive Vice President-
Sales and Marketing of the Company
since 1989; Vice President-Sales of
the Company from 1980 to 1989; various
sales positions with the Company prior
to that time; Director of the Company
since 1985.

PAUL M. FEENEY                               39,047(h)                   (d)
(Class B Director)
age 53; Executive Vice President-Finance of the Company since 1988; Vice President and Treasurer of Witco Corporation from 1980 to 1988; Director of the Company since 1989.

J. BRENDAN BARBA                          1,241,017(i)(j)(k)             25.6%
(Class C Director)
age 55; President of the Company
since 1971; Chairman of the Board
of the Company since  1985;
Director of the Company since 1971.

LAWRENCE R. NOLL                              2,787(l)                    (d)
(Class C Director)
age 47; Vice President-Finance and
Secretary of the Company since
1993; Controller of the Company from
1980 to 1993; Director of the Company
since 1993.

(a) Except as indicated in the following footnotes, each of the persons listed above has sole voting and investment power with respect to all shares shown in the table as beneficially owned by him.

(b) Includes 200 shares issuable upon the exercise of stock options exercisable within 60 days held by Mr. Avia. See "Employee Benefit Plans - 1995 Stock Option Plan."

(c) Includes 2,000 shares issuable upon the exercise of stock options exercisable within 60 days held by Mr. Gelbard. See "Employee Benefit Plans - 1985 Stock Option Plan" and "Employee Benefit Plans - 1995 Stock Option Plan."

(d)  Less than 1%.

(e) Includes 2,250 shares held by Mr. Cron as trustee for his minor children.

(f) Includes 26,500 shares issuable upon the exercise of stock options exercisable within 60 days held by Mr. Cron. See "Employee Benefit Plans - 1985 Stock Option Plan."

(g) Does not include 2,250 shares owned by Mr. Cron's wife, as to which Mr. Cron disclaims beneficial ownership.

(h) Includes 33,250 shares issuable upon the exercise of stock options exercisable within 60 days held by Mr. Feeney. See "Employee Benefit Plans
     - 1985 Stock Option Plan."

(i) Includes 33,000 shares issuable upon the exercise of stock options exercisable within 60 days held by Mr. Barba. See "Employee Benefits Plans
     - 1985 Stock Option Plan."

(j) Does not include 80,585 shares owned or issuable upon the exercise of stock options exercisable within 60 days held by Mr. Barba's two daughters and their families, as to which Mr. Barba disclaims beneficial ownership.

(k) Does not include 237,500 shares owned by Mr. Barba's wife, as to which Mr. Barba disclaims beneficial ownership.

(l) Includes 1,700 shares issuable upon the exercise of stock options exercisable within 60 days held by Mr. Noll. See "Employee Benefit Plans - 1985 Stock Option Plan."

During the past fiscal year the Board of Directors of the Company met six times. Each of the persons named in the table attended all of the meetings of the Board of Directors and meetings of any committees of the Board on which such person served which were held during the time that such person served.

The Board of Directors of the Company has a Stock Option Committee and a Compensation Committee whose members are Messrs. Avia and Gelbard. The Stock Option Committee administers the Company's 1985 and 1995 Stock Option Plans and determines the persons who are eligible to receive options thereunder, the number of shares to be subject to each option and the other terms and conditions under which options under such Plans are granted and made exercisable. The Stock Option Committee also administers the Company's 1985 and 1995 Stock Purchase Plans. See "Employee Benefit Plans" below. The Compensation Committee with Mr. Barba is authorized to review and approve remuneration arrangements for senior management, directors and other employees and employee benefit plans in which officers and employees are eligible to participate. The Stock Option Committee met three times and the Compensation Committee met twice during the fiscal year ended October 31, 1995.

The Board of Directors has an Audit Committee whose members are Messrs. Avia, Noll and Gelbard. The Audit Committee is authorized to meet and discuss with representatives of any firm of certified public accountants retained by the Company the scope of the audit of such firm and question such representatives with respect thereto, and to meet with and question employees of the Company with respect to financial matters pertaining to the Company. The Audit Committee met once during the fiscal year ended October 31, 1995.

The Board of Directors of the Company does not have a Nominating Committee.

The directors and executive officers of the Company other than Messrs. Avia and Gelbard are active in the business on a day-to-day basis. Mr. Barba and Mr. Cron are cousins. No other family relationships exist between any of the directors and executive officers of the Company.

The Company's Certificate of Incorporation contains a provision, authorized by Delaware law, which eliminates the personal liability of a director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained improper personal benefit.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information concerning the cash compensation paid by the Company for services rendered during the fiscal year ended October 31, 1995, to the executive officers of the Company whose aggregate compensation exceeded $100,000.



                                                        SUMMARY COMPENSATION TABLE

                                 Annual Compensation                            Long Term Compensation

--------------------------------------------------------------------------------------------------------------------------------
                                                                          # of Shares
                                                                          Restricted
 Name and Principal                                     Other Annual        Stock      # of Shares Stock         All Other
     Position         Year    Salary (1)  Bonus (1)    Compensation (2)    Award(s)       Options(3)          Compensation (4)

J. Brendan Barba      1995    $350,000    $150,000          -0-             -0-             90,000               $2,310
Chairman of the Board 1994    $350,000    $100,000          -0-             -0-              -0-                 $2,310
and Chief Executive   1993    $327,200    $ 40,000          -0-             -0-              -0-                 $2,216
Officer

Robert W. Cron        1995    $168,400    $ 60,000          -0-             -0-              8,500               $1,586
Executive Vice        1994    $168,400    $ 50,000          -0-             -0-              7,500               $1,646
President Sales and   1993    $168,400    $ 35,000          -0-             -0-              -0-                 $1,325
Marketing

Paul M. Feeney        1995    $157,500    $ 67,500          -0-             -0-             11,850               $2,310
Executive Vice        1994    $157,500    $ 55,000          -0-             -0-              7,500               $2,310
President Finance     1993    $157,500    $ 35,000          -0-             -0-              -0-                 $2,248


Lawrence R. Noll      1995    $ 99,000    $ 17,500          -0-             -0-              3,500               $1,059
Vice President -      1994    $ 93,600    $ 14,000          -0-             -0-              5,000               $  851
Finance               1993    $ 79,500    $ 12,000          -0-             -0-              -0-                 $  618
------------------------------------------------------------------------------------------------------------------------------------



(1) See "Compensation Committee Report."

(2) Excludes perquisites and other benefits, unless the aggregate amount of such compensation is more than the lesser of either $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive officer.

(3) Stock options granted were determined by the Stock Option Committee.

(4) "All Other Compensation" represents the allocation of the Company's contribution to the AEP Industries Inc. Employee Profit Sharing and 401(k) Plan for each executive officer based upon the distribution formula in the Plan.

         The Company pays each of its directors a fee of $1,000 for attending each meeting of the Board of Directors of the Company. Each director has the option to defer payment of director's fees. Interest will accrue on deferred director fees at the rate of 8% until paid.

PERFORMANCE GRAPH

The Company's Common Stock is traded on the Nasdaq National Market System under the symbol AEPI. The following performance graph compares the performance of the Company's Common Stock to the S & P 500 Index and a Peer Group including The Atlantis Group, Bemis Co., Carlisle Plastics, Inc., Liquid Box Corp., Tredegar Industries, Inc., and Tyco Labs. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Company Common Stock, S & P 500 and the Peer Group. The cumulative total return assumes reinvestment of dividends.

                   COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
           AMONG AEP INDUSTRIES, INC., THE S & P 500 INDEX AND A PEER GROUP

[GRAPH]

* $100 INVESTED ON 10/31/90 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING OCTOBER 31.

EMPLOYEE BENEFIT PLANS

COMBINED PROFIT SHARING AND 401(k) PLAN. The Company maintained a combined Profit Sharing and 401(k) Plan for its employees (other than union employees at the Company's California plant). The Plan became effective as a profit sharing plan on November 1, 1973, and was amended to include 401(k) Plan provisions effective January 1, 1993. This amended Plan is qualified under the Internal Revenue Code of 1986, as amended (the "Code"). An employee became eligible to participate in the Plan on the January 1 or July 1 nearest the date on which the employee completed one year of service constituting at least 1,000 hours of service and agreed to contribute a minimum of 2% of his or her annual earnings. The Plan was funded by a 25% matching contribution by the Company of the employee's gross contribution which could be up to the lower of 6% of annual gross compensation or $9,240, the maximum contribution allowed by the Code for 1995. An employee could contribute up to 15% of his or here annual gross compensation or $9,240, the maximum contribution allowed by the Code for 1995. The Plan was changed, effective January 1, 1996, to the combined 401(k) Savings and Employee Stock Ownership Plan described below.

401(k) SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

The Company established an Employee Stock Ownership Plan ("ESOP"), effective January 1, 1996, for all non-bargaining unit employees and combined it with the Company's 401(k) Plan. The Company will make a fixed contribution of Company Common Stock to the account of each employee participant who has completed 1,000 hours of service during the plan year and is employed on the last day of the plan year. Each such participant will receive a contribution equal to 1% of that participant's compensation up to a maximum annual compensation of $150,000. In addition, the Company will match 75% of the employee's 401(k) contributions, up to 4% of annual compensation in Company Common Stock. The Company may from year to year make discretionary contributions to the plan.

1985 STOCK OPTION PLAN. In November 1985, the Board of Directors adopted and the stockholders of the Company approved the Company's 1985 Stock Option Plan, as amended, (the "Option Plan"). Under the Option Plan options to purchase up to 772,500 shares of Common Stock may be granted to key employees of the Company or its subsidiaries, including the directors and officers, during the period ending October 31, 1995. This Plan expired on October 31, 1995. All shares of Common Stock available for grant under the 1995 Stock Option Plan were granted prior to October 31, 1995, but its provisions continue as to options issued thereunder which are outstanding by their terms.

1995 STOCK OPTION PLAN. On April 11, 1995, the Board of Directors adopted and the stockholders of the Company approved the Company's 1995 Stock Option Plan ("1995 Option Plan") has reserved 500,000 shares of Common Stock for the granting of options to key employees of the Company, including directors and officers. The 1995 Option Plan became effective January 1, 1995, and will terminated December 31, 2004. The 1995 Option Plan provides for the grant of incentive stock options which may be exercised over a period of ten years, the issuance of SARS, restricted stock, and performance shares and the fixed annual grant of nonqualified stock options to non-employee directors. The options granted to outside directors are exercisable over ten years from date of grant and in no event can the option price be lower than the fair market value of the Common Stock at the date of grant. The Stock Option Committee is made up entirely of outside directors, who administer the 1995 Option Plan and will receive a fixed annual grant of 1,000 options. As of October 31, 1995, 498,000 options were available for grant.

The following table shows as to the Chief Executive Officer and the three other Executive Officers of the Company, information about options granted in the last fiscal year. The Company did not grant any stock appreciation rights, restricted stock or performance shares.


                         OPTIONS GRANTED IN LAST FISCAL YEAR





                                                                                                        Potential Realizable Value
                                                                                                        at Assumed Annual Rates of
                                                                                                        Stock Price Appreciation
                                                                                                        Rights for Option Term
                                             Individual Grants
------------------------------------------------------------------------------------------------------------------------------------
                   Options        % of Total Options Granted         Exercise or Base    Expiration      5%($)(1)      10%($)(1)
Name              Granted #       to Employees in Fiscal Year          Price ($/SH)        Date
------------------------------------------------------------------------------------------------------------------------------------
J. Brendan Barba   63,660                   23.0                          $17.25           12/13/99         -              -
                   26,340                    9.5                          $18.98           12/13/99         -              -

Robert W. Cron     5,000                     1.8                          $17.25           12/13/04         -              -
                   3,500                     1.3                          $22.50           10/29/05         -              -

Paul M. Feeney     5,000                     1.8                          $17.25           12/13/04         -              -
                   6,850                     2.5                          $22.50           10/29/05         -              -

Lawrence R. Noll   1,000                     0.4                          $17.25           12/13/04         -              -
                   2,500                     0.9                          $22.50           10/29/05         -              -
____________________________________________________________________________________________________________________________________




(1) The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.


   AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES



                                                      Number of Unexercised Options                Value of Unexercised In-The-
                                                           At October 31, 1995                          Money Options at
                                                                (Shares)                              October 31, 1995 (1)
-----------------------------------------------------------------------------------------------------------------------------------
                    Shares
                 Acquired on
    Name           Exercise       Value Realized      Exercisable         Unexercisable       Exercisable         Unexercisable
-----------------------------------------------------------------------------------------------------------------------------------
J. Brendan Barba     -0-               -0-              12,000               93,000            $156,720             $466,112

Robert W. Cron       -0-               -0-              25,500               17,500            $372,910             $ 98,250

Paul M. Feeney       -0-               -0-              32,250               20,850            $479,100             $ 98,250

Lawrence R. Noll    2,400            $18,408             2,100                8,700            $ 19,985             $ 40,050
----------------------------------------------------------------------------------------------------------------------------------



(1) Computed based upon the difference between aggregate fair market value and aggregate exercise price.

1985 EMPLOYEE STOCK PURCHASE PLAN. In November 1985, the Board of Directors and the stockholders of the Company adopted the Company's 1985 Employee Stock Purchase Plan (as amended, the "1985 Purchase Plan"). Under the 1985 Purchase Plan 187,500 shares of Common Stock were made available for purchase by eligible employees of the Company, including officers, through payroll deductions over successive six-month offering periods of up to 5% of compensation for the purpose of purchasing shares of Common Stock under the 1985 Purchase Plan subject to the limitation per employee of 1,125 shares of Common Stock purchasable in any six month offering period, no more than $5,000 could be withheld from compensation for such purchase in any 12 month period and rights granted under the 1985 Purchase Plan could not permit purchase of shares when aggregated with rights held by such person under other such plans maintained by the Company, to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time of grant) during each calendar year in which such rights are exercisable. Employees who have been employed by the Company for less than two years or whose customary employment is not more than 20 hours per week or five months per year, as well as 5% or greater stockholders of the Company were not eligible to participate in the 1985 Purchase Plan.

The 1985 Purchase Plan was intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. The purchase price of the Common Stock under the 1985 Purchase Plan was 85% of the lower of the last sales price per share of Common Stock on the Nasdaq National Market on either the first or last day of each six month offering period.

During the fiscal year ended October 31, 1995, Messrs. Feeney and Noll participated in the 1985 Purchase Plan and purchased 352 and 137 shares, respectively, at an average price of $14.20 per share. Also during this period a total of 92 employees participated in the Purchase Plan and purchased an aggregate of 9,845 shares of Common Stock at an average price of $14.18 per share.

As of October 31, 1995, a total of 139,063 shares had been sold under the 1985 Purchase Plan to employees of the Company. The 1985 Purchase Plan expired on December 31, 1995.

1995 EMPLOYEE STOCK PURCHASE PLAN. On April 11, 1995, the Board of Directors and the stockholders of the Company adopted the 1995 Employee Stock Purchase Plan ("1995 Purchase Plan"), effective July 1, 1995. Under the 1995 Purchase Plan 300,000 shares of Common Stock are made available to eligible employees of the Company, including officers, through payroll deductions over successive six-month offering periods. Participating employees may authorize the Company to withhold up to 7.5% of their compensation for the purpose of purchasing shares of Common Stock under the 1995 Purchase Plan. Employees who have been employed by the Company for less than one year or whose customary employment is not more than 20 hours per week or five months per year are not eligible to participate in the 1995 Purchase Plan.

The 1995 Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. The purchase price of the Common Stock under the 1995 Purchase Plan will be 85% of the lower of the last sales price per share of Common Stock on the Nasdaq National Market on either the first or last day of each six month offering period.

COMPENSATION COMMITTEE REPORT. The Company's Compensation Committee is composed of Kenneth Avia, a Senior Vice President of an independent corporation and Paul
E. Gelbard, a partner with a large New York law firm. The Compensation Committee's informal executive compensation philosophy considers a number of factors, including competitive compensation by like-sized companies in similar businesses and linking executive compensation to achievement of performance goals. The Committee has access to national compensation surveys and public compensation information for executives in manufacturing companies both larger and smaller than the Company, including direct competitors of the Company. All of these sources are used by the Committee in reviewing compensation. In October, 1995, the Committee reviewed total compensation of the executive officers listed in this Proxy Statement. The Committee determined, with
J. Brendan Barba not participating in those discussions involving himself, that no salary increases be granted to Messrs. Barba and Cron, and that Messrs. Feeney and Noll receive increases of $12,500 and $4,000 per annum, respectively. Further it was decided the performance bonus program previous in effect would continue through the 1996 fiscal year.

In recognition of the Company's superior financial results and stock performance relative to competitive companies and to the S&P 500, as well as comparable compensation to chief executive officers of competitive companies, the Committee determined that Mr. Barba would receive a bonus of $150,000 for Fiscal 1995.

For Fiscal 1995, the Committee reviewed year-end bonuses for Messrs. Feeney, and Noll based on the profitability and financial position of the Company. It was determined that they would receive bonuses of $67,500 and $17,500, respectively. Mr. Cron's Fiscal 1995 bonus was determined by the Committee based on the increase in sales volume and sales dollars realized by the Company. He was awarded a bonus of $50,000.

The Compensation Committee feels that the Company's compensation adequately reflects its philosophy and policies and that none of the executive officers of the Company is overcompensated.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information concerning the stockholders, (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), who, to the knowledge of the Company, owned beneficially more than 5% of any class of the outstanding voting securities of the Company on January 31, 1996, each director of the Company who owned beneficially shares of Common Stock, and all directors and executive officers of the Company, as a group, and their respective share holdings as of such date.

                             Shares of Common Stock Beneficially     Percent
Name and Address             Owned as of January 31, 1996(a)         of Class
----------------             -------------------------------         --------
Kenneth Avia                                    80,200(b)               1.7%
17 Oak Trail Road
Englewood, NJ  07632

J. Brendan Barba                             1,241,017(c)(d)(e)        25.6%
125 Phillips Avenue
South Hackensack, NJ  07606

Robert W. Cron                                  36,296(f)(g)(h)        (i)
125 Phillips Avenue
South Hackensack, NJ  07606

Paul M. Feeney                                  39,047(j)              (i)
125 Phillips Avenue
South Hackensack, NJ  07606

Paul E. Gelbard                                  2,450(k)              (i)
380 Madison Avenue
New York, NY  10017

Lawrence R. Noll                                 2,787(l)              (i)
125 Phillips Avenue
South Hackensack, NJ  07606

All Directors and Executive Officers         1,401,797(m)             28.5%
as a Group (six persons)

David J. McFarland                             315,337(n)              6.6%
29 Knoll Street
Tenafly, NJ  07670

EGS Partners                                   861,370(o)              17.9%
100 East 42nd Street
New York, NY  10017

Fidelity Management Corp.                      326,989(p)               6.8%
82 Devonshire Street
Boston, MA  02109

(a) Except as indicated in the following footnotes, each of the persons listed above has sole voting and investment power with respect to all shares shown in the table as beneficially owned by him.

(b) Includes 200 shares issuable upon the exercise of stock options exercisable within 60 days held by Mr. Avia. See "Employee Benefits Plans - 1995 Stock Option Plan."

(c) Includes 33,000 shares issuable upon the exercise of stock options exercisable within 60 days held by Mr. Barba. See "Employee Benefits Plans
    - 1985 Stock Option Plan."

(d) Does not include 80,585 shares owned or issuable upon the exercise of stock options exercisable within 60 days held by Mr. Barba's two daughters and their families, as to which Mr. Barba disclaims beneficial ownership.

(e) Does not include 237,500 shares owned by Mr. Barba's wife, as to which Mr. Barba disclaims beneficial ownership.

(f) Includes 2,250 shares held by Mr. Cron as trustee for his minor children.

(g) Includes 26,500 shares issuable upon the exercise of stock options exercisable within 60 days held by Mr. Cron. See "Employee Benefit Plans - 1985 Stock Option Plan."

(h) Does not include 2,250 shares owned by Mr. Cron's wife, as to which Mr. Cron disclaims beneficial ownership.

(i) Less than 1%

(j) Includes 33,250 shares issuable upon the exercise of stock options exercisable within 60 days held by Mr. Feeney. See "Employee Benefit Plans
    - 1985 Stock Option Plan."

(k) Includes 1,550 shares issuable upon the exercise of stock options exercisable within 60 days held by Mr. Gelbard. See "Employee Benefit Plans - 1985 Stock Option Plan" and "Employee Benefit Plans - 1995 Stock Option Plan."

(l) Includes 1,700 shares issuable upon the exercise of stock options exercisable within 60 days held by Mr. Noll. See "Employee Benefit Plans - 1985 Stock Option Plan."

(m) Includes 96,650 shares issuable upon the exercise of options exercisable within 60 days.

(n) Information as to the holdings of David J. McFarland is based upon a report on Schedule 13G filed on February 12, 1996, with the Securities and Exchange Commission. Such report indicates that all shares of Common Stock were owned with sole voting and dispositive power.

(o) Information as to the holdings of EGS Partners is based upon reports on
    Schedule 13D and Form 4 filed on November 9, 1995, and January 4, 1996, respectively, with the Securities and Exchange Commission. Such reports indicate that 93,333 shares of Common Stock were owned with sole voting and dispositive power and 770,037 shares of Common Stock were owned with shared voting and dispositive power.

(p) These securities are held in various investment advisory funds by Fidelity Management Corp. Information as to such holdings is based upon a report on
    Schedule 13G filed on February 14, 1996, with the Securities and Exchange Commission. Such report indicates that 10,700 of such shares were owned with sole dispositive power and 326,989 of such shares were owned with sole voting power.

To the Company's knowledge, there has been no significant change in stock ownership or control since January 31, 1996.

CERTAIN TRANSACTIONS

The Company has historically maintained business relationships with certain affiliated entities.

Since November 1979, the Company has leased office, warehouse and manufacturing space in Wood-Ridge, New Jersey, from Barstrom Associates ("Barstrom"), a general partnership in which Mr. J. Brendan Barba, Chairman, President and principal stockholder of the Company is an 80% partner. Under the terms of the lease, the annual rental for the premises is approximately $168,000 per year for 43,000 square feet. Management believes such rental does not exceed the rental for comparable space in the area. The lease expired in 1995 and is being extended on a month-to-month basis pending the Company's relocation of these operations to other facilities.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT OF 1934

To the Company's knowledge, based solely on stock ownership reports on Form 4 provided the Company, no report under Section 16(a) of the Securities and Exchange Act of 1934 is required.

ITEM NO. 2.

                 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

In December 1995, the Board of Directors of the Company selected Arthur Andersen LLP to serve as independent auditors for the Company for the fiscal year ending October 31, 1996. The Board of Directors considers Arthur Andersen LLP to be eminently qualified.

A representative of Arthur Andersen LLP will be present at the Meeting, with an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

Although it is not required to do so, the Board of Directors is submitting its selection of the Company's auditors for ratification at the Meeting, in order to ascertain views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP TO EXAMINE THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDING OCTOBER 31, 1996.

                                    OTHER MATTERS

The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                                    MISCELLANEOUS

If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted FOR the nominees proposed by the Board of Directors and FOR the ratification of the Board of Directors' selection of Arthur Andersen LLP as independent auditors for the Company.

All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors, and regular employees of the Company, personally, by mail, by telephone or by fax, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting materials to their principals.

It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their vote can be recorded.

ANNUAL REPORT ON FORM 10-K.

A copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules for the fiscal year ended October 31, 1995, which was filed with the Securities and Exchange Commission, has been sent without charge to stockholders to whom this Proxy Statement is mailed.

STOCKHOLDER PROPOSALS.

Stockholder proposals intended to be presented at the 1996 Annual Meeting of Stockholders of the Company must be received by the Company by October 23, 1996, in order to be considered for inclusion in the Company's Proxy Statement relating to such meeting.

                                            By Order of the Board of Directors,







                                       Lawrence R. Noll
                                       Vice President - Finance and Secretary
                                       February 28, 1996

             PROXY ANNUAL MEETING OF STOCKHOLDERS -- APRIL 9, 1996
                                  COMMON STOCK

    The undersigned, a stockholder of AEP INDUSTRIES Inc., does hereby appoint Lawrence R. Noll and Paul M. Feeney, or either of them, with full power of substitution, the undersigned's proxies, to appear and vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, April 9, 1996 at 10:00 A.M., local time, or at any adjournments thereof, upon such matters as may properly come before the Meeting.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby instructs said proxies or their substitutes to vote as specified below on each of the following matters in accordance with their judgment on any other matters which may properly come before the Meeting.

1.  Election of  FOR all the nominees listed / /      WITHHOLD AUTHORITY / /
    Class A      (EXCEPT AS MARKED TO THE CONTRARY)   TO VOTE FOR ALL THE NOMINEES LISTED
    Directors                                         BELOW
                            Kenneth Avia and Paul E. Gelbard
    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT
                      NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

-----------------------------------------------------------------------------------------
2.  Ratification of appointment of Arthur Andersen LLP as the Company's independent auditors for Fiscal 1996.

            FOR  / /            AGAINST  / /            ABSTAIN  / /

The Board of Directors favors a vote "FOR" each item.
                          (CONTINUED ON REVERSE SIDE)

    The shares represented by this Proxy will be voted as directed. If no direction is indicated as to either of Items 1 or 2, the shares will be voted in favor of the Item(s) for which no direction is indicated.

    IMPORTANT: BEFORE RETURNING THIS PROXY, PLEASE SIGN YOUR NAME OR NAMES ON THE LINE(S) BELOW EXACTLY AS SHOWN THEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS OR CORPORATE OFFICERS SHOULD INDICATE THEIR FULL TITLES WHEN SIGNING. WHERE SHARES ARE REGISTERED IN THE NAME OF JOINT TENANTS, EACH JOINT TENANT OR TRUSTEE SHOULD SIGN.

   PLEASE MARK, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.
                                             DATED _______________________, 1996
                                             ____________________________ (L.S.)
                                             ____________________________ (L.S.)
                                             Stockholder(s) Sign Here